UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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The Cato Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The CATO Corporation

April 24, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 24, 2007 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

We would appreciate your signing, dating, and returning to the Company the enclosed proxy card in the enclosed envelope at your earliest convenience.

We look forward to seeing you at our Annual Meeting.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation
__________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2007
__________________________________________________

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 24, 2007 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect three Directors to serve until their successors are elected and qualified;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 27, 2007 as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors

SHAWN E. SMITH
Dated: April 24, 2007	Secretary

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE
COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation
8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 24, 2007, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April 24, 2007.

Only shareholders of record at the close of business on March 27, 2007 are entitled to notice of and to vote at the meeting. As of March 27, 2007, the Company had outstanding and entitled to vote 30,860,706 shares of Class A Common Stock (“Class A Stock”) held by approximately 3,549 holders of record and 690,525 shares of Class B Common Stock (“Class B Stock”) held by 1 holder of record. The Company’s transfer agent estimates that there are approximately 8,851 beneficial owners in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election as Directors of the three persons named as nominees in this Proxy Statement, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and in the discretion of the proxy holders on any other business properly brought before the meeting. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

The Company will bear the expense of preparing, printing, and mailing the proxy statement to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions. Georgeson Shareholder Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $1,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 27, 2007, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares.

					Percent
	Shares Beneficially Owned (1) (2)				of Total
	Class A Stock		Class B Stock		Voting
	Number	Percent	Number	Percent	Power

John P. D. Cato (3)	293,588	*	1,743,525	100.0	36.7
Thomas W. Stoltz (4)	10,000	*	--	*	*
B. Allen Weinstein	32,782	*	--	*	*
Howard A. Severson (5)	25,729	*	--	*	*
Michael T. Greer (6)	15,259	*	--	*	*
Robert W. Bradshaw, Jr.	750	*	--	*	*
George S. Currin	16,930	*	--	*	*
William H. Grigg	1,500	*	--	*	*
Grant L. Hamrick	4,500	*	--	*	*
James H. Shaw	6,654	*	--	*	*
A. F. (Pete) Sloan	10,800	*	--	*	*
D. Harding Stowe	0	*	--	*	*
All directors and executive officers as a group (13 persons) (7)	435,852	1.4	1,743,525	100.0	37.0

Royce & Associates, LLC (8)	3,120,545	10.1	--	*	8.3
NFJ Investment Group, L.P. (9)	1,949,150	6.3	--	*	5.2
Barclays Global Investors N.A., et al. (10)	1,767,907	5.7	--	*	4.7
_________________
* Less than 1%

(1)
Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 27, 2007 was 47,328 shares of Class A Stock.

(2)	Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 27, 2007.

(3)
The amount shown for Class A Stock includes 9,000 shares held by Mr. Cato’s wife and 2,250 shares subject to stock options held by Mr. Cato’s wife. The amount for Class B Stock includes 1,050,000 shares subject to stock options held by Mr. Cato and 3,000 shares subject to stock options held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife. The address of this shareholder is 8100 Denmark Road, Charlotte, North Carolina 28273.

(4)	Mr. Stoltz, Executive Vice President, Chief Financial Officer, joined the Company on December 4, 2006.

(5)	Includes 5,000 shares of Class A Stock subject to stock options.

(6)	Includes 6,000 shares of Class A Stock subject to stock options.

(7)	The amounts shown for Class A Stock include 14,750 shares subject to stock options.

(8)
Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 9, 2007. The address of this shareholder is 1414 Avenue of the Americas, New York, New York 10019.

(9)
Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 9, 2007. The address of this shareholder is 2100 Ross Avenue, Suite 1840, Dallas, Texas 75201.

(10)
Based on a Schedule 13G filed by Barclays Global Investors, N. A. and certain of its affiliates with the Securities and Exchange Commission on or about January 23, 2007. The address of this shareholder is 45 Fremont Street, San Francisco, California 94105. This shareholder and its affiliates collectively report sole voting power over 1,614,925 of such shares.

ELECTION OF DIRECTORS

The Board of Directors, currently consisting of eight members, is divided into three classes with terms expiring alternately over a three-year period. The terms of three incumbent directors expire at the Annual Meeting. The directors whose terms expire at this year’s Annual Meeting, Mr. George S. Currin, Mr. A.F. (Pete) Sloan and Mr. D. Harding Stowe, have been nominated by the Corporate Governance and Nominating Committee for re-election and to serve until the 2010 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee nominates director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters - Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for the nominees above to serve for the terms described above, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The three nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

George S. Currin, 70, has been a director of the Company since 1973. Since 1989, he has served as Chairman and Managing Director of Fourth Stockton Company LLC and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

A.F. (Pete) Sloan, 77, has been a director of the Company since 1994. Mr. Sloan is retired Chairman and Chief Executive Officer of Lance, Inc. where he was employed from 1955 until his retirement in 1990.

D. Harding Stowe, 51, has been a director of the Company since 2005. Mr. Stowe has been the President and Chief Executive Officer of R.L. Stowe Mills, Inc. since 1994. Mr. Stowe currently serves on the board of the National Council of Textile Organizations, the National Cotton Council, The Foundation of the University of North Carolina at Charlotte, Inc. and the Board of Advisors of Belmont Abbey College. Mr. Stowe also serves by appointment of the Bush Administration on the United States Manufacturing Council.

Continuing Directors

Information with respect to the five continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

Robert W. Bradshaw, Jr., 73, has been a director of the Company since 1994. Since 1961, he has been engaged in the private practice of law with Robinson, Bradshaw & Hinson, P.A. and currently serves of counsel to the firm.

John P. D. Cato, 56, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since January 2004, he has served as Chairman, President and Chief Executive Officer. From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company’s off-price division, serving as Executive Vice President and as President and General Manager of the It’s Fashion! Division from 1993 to August 1996. Mr. John Cato is currently a director of Ruddick Corporation.

William H. Grigg, 74, has been a director of the Company since 2005. Mr. Grigg is Chairman Emeritus (Retired) of Duke Energy Corporation, where he held positions including Chairman, President and Chief Executive Officer, Vice Chairman, Chief Financial Officer and General Counsel over a 35 year career. Mr. Grigg retired from Duke Energy Corporation in 1997. He currently serves on the Board of Directors of Associated Electric and Gas Insurers, Ltd., Kuhlman Electric Corporation and Fasion Enterprises and has served on the Boards of Directors of Nations Fund Group, Shaw Group, Inc. and Coltec Industries, Inc.

Grant L. Hamrick, 68, has been a director of the Company since 1994. Mr. Hamrick was Senior Vice President and Chief Financial Officer for American City Business Journals, Inc. from 1989 until his retirement in 1996. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina office.

James H. Shaw, 78, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey’s, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey’s Carolinas from 1983 to 1986.

The five continuing members of the Board of Directors are divided into two classes with current terms expiring in 2007 and 2008. On the expiration of each director’s term, his successor in office will be elected for a three-year term. The terms of Messrs. Robert W. Bradshaw and Grant L. Hamrick expire in 2008. The terms of Messrs. John P.D. Cato, William H. Grigg and James H. Shaw expire in 2009. In addition, the class of directors whose term expires in 2008 includes a vacancy created by the resignation of Michael O. Moore in December 2005. The Corporate Governance and Nominating Committee is currently seeking a qualified candidate to fill this vacancy.

MEETINGS AND COMMITTEES

During the fiscal year ended February 3, 2007, the Company’s Board of Directors held seven meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors with the exception of Mr. Currin attended the Company’s 2006 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established an Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. During the fiscal year ended February 3, 2007, the Audit Committee held four meetings; the Compensation Committee held five meetings and the Corporate Governance and Nominating Committee held two meetings.

Mr. William H. Grigg attended 85%, Messrs. Bradshaw, Currin, Shaw, and Stowe attended 92%, and Messrs. Cato, Hamrick and Sloan attended 100% of various scheduled Board of Directors meetings and Committee meetings during fiscal 2006, respectively.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of Company’s assets, the independence, qualifications and performance of the independent auditors, the performance of the Company internal audit function, and such other matters as the Committee deems appropriate or as delegated to the Committee from time to time. During the fiscal year ended February 3, 2007, the Audit Committee held four meetings. The Board of Directors has determined that each member of the Audit Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Securities Exchange Act of 1934. Messrs. Grant L. Hamrick, Chair, Robert W. Bradshaw, Jr., William H. Grigg and A. F. (Pete) Sloan are members of the Audit Committee. Additional information concerning the Audit Committee is set forth below under “Selection of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, bonus, incentive and equity compensation.

In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is an independent director, in accordance with the independence requirements of the NYSE. The Compensation Committee held five meetings during the fiscal year ended February 3, 2007. Messrs. A. F. (Pete) Sloan, Chair, George S. Currin, James H. Shaw and D. Harding Stowe are members of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s corporate governance principles and recommends changes to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held two meetings during the fiscal year ended February 3, 2007. Messrs. George S. Currin, Chair, Robert W. Bradshaw, Jr., William H. Grigg, James H. Shaw and D. Harding Stowe are members of the Corporate Governance and Nominating Committee.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catocorp.com, as are the committee charters for the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Print copies of these documents are available to any shareholder that requests a copy by writing to Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, 8100 Denmark Road, Charlotte, North Carolina 28273.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Mr. Robert W. Bradshaw, Jr., Mr. George S. Currin, Mr. William H. Grigg, Mr. Grant L. Hamrick, Mr. James H. Shaw, Mr. A.F. (Pete) Sloan and Mr. D. Harding Stowe. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon, among other things, the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”), as supplemented by the Company’s Corporate Governance Guidelines. A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Rule 10A-3 and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, any relationship described below will be presumed material:

(i)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.
(ii)
The director has received, or has an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(iv)
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee Financial Experts

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Grant L. Hamrick, is a financial expert.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Chair of the Corporate Governance and Nominating Committee will preside over meetings of the non-management or independent directors.

Compensation Committee Interlocks and Insider Participation

The Company is unaware of any relationships that would require disclosure under this caption.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chairman, President and Chief Executive Officer (principal executive officer), Executive Vice President, Chief Financial Officer (principal financial officer), and Senior Vice President, Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all associates, officers, and directors of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catocorp.com, under the “Corporate Governance” caption and print copies are available to any shareholder that requests a copy by writing to Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, 8100 Denmark Road, Charlotte, North Carolina 28273. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics, or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company’s website promptly following the date of such amendment or waiver. Information on the Company’s website, however, does not form a part of this Proxy Statement.

Communications with Directors

You may communicate directly with any member or committee of the Board of Directors by writing to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Senior Vice President, General Counsel and Secretary, will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

If the subject matter involves a matter relating to accounting, internal accounting controls or auditing matters, the Senior Vice President, General Counsel and Secretary will report the matter to the Chair of the Audit Committee and also advise the Chief Executive Officer and Chief Financial Officer. The Chair of the Audit Committee and the Chief Executive Officer will determine what action, if any, should be taken. The Office of the Corporate Secretary and Chair of the Audit Committee will investigate the matter, if necessary, and file a report with the Audit Committee. The Audit Committee, at its discretion, may discuss the matter with the Board of Directors.

The Senior Vice President, Human Resources will maintain a log of all complaints, tracking their receipt, investigation and resolution and will prepare a periodic summary thereof for the Board of Directors, and the Audit Committee, as appropriate.

Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting (in the case of the Company’s 2007 Annual Meeting of shareholders, no later than February 26, 2007). The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential address, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant Regulation 14A of the Securities and Exchange Act of 1934, as amended. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the full Board of Directors. The Board of Directors will decide whether to invite the nominee to join the Board. Nominees for director will be selected on the basis of outstanding achievement in their professional careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, diversity, and willingness to devote adequate time to Board duties. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. On an annual basis, the Board will evaluate whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program for Named Executive Officers

Pay for performance, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” - see “Summary Compensation Table”) at The Cato Corporation (“Company”). The Compensation Committee (“Committee”) has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Committee believes will translate into long-term shareholder value.

In 2006, the Company began granting annual equity incentive awards (with performance features) that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, which aligns NEOs with shareholder interests and encourages retention through five-year vesting schedules. The Committee’s intent is to continue annual equity incentive awards. In 2006, the Committee also instituted stock ownership requirements for equity incentive awards so all long-term incentive (“LTI”) eligible associates, including NEOs, must maintain a multiple of their base salaries in Company stock before they can sell vested restricted stock.

The Company provides its NEOs with core benefits that are offered to all full-time salaried associates. Additionally, NEOs (and other select members of management) receive a very limited number of perquisites commonly available to executives at other companies of similar size. NEOs do not have formal employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, and (2) appropriate compensation survey data from the retail industry.

Peer Group

In 2006, the Committee used a peer group of eleven women’s apparel retailers for purposes of compensation benchmarking. These apparel retailers, consisting of primarily women’s specialty retailers, were selected based on input from management and Hay Group because it was determined that they were the most comparable to the Company based on several factors, including, for example, revenue, market capitalization, number of stores, number of employees and stockholders' equity. The members of the 2006 peer group were:

Ann Taylor Stores Corp.	Deb Shops Inc.	Shoe Carnival Inc.
Charlotte Russe Holding Inc.	Dress Barn Inc.	Stage Stores Inc.
Charming Shoppes Inc.	Goody’s Family Clothing Inc.	United Retail Group Inc.
Christopher & Banks Corp.	Gymboree Corp.

In 2007, the Committee added five companies to the peer group and removed two, thereby increasing the peer group to fourteen. Deb Shops Inc. was removed due to concentrated family ownership among founders, who control approximately 80% of the common stock voting power, and Goody’s Family Clothing Inc. was removed since it was taken private in early 2006. The members of the 2007 peer group are:

Aeropostale Inc.	Charming Shoppes Inc.	Pacific Sunwear of California Inc.
Ann Taylor Stores Corp.	Chicos Fas Inc.	Shoe Carnival Inc.
Buckle Inc.	Christopher & Banks Corp.	Stage Stores Inc.
Cache Inc.	Dress Barn Inc.	United Retail Group Inc.
Charlotte Russe Holding Inc.	Gymboree Corp.

The five new companies—Aeropostale, Buckle, Cache, Chicos and Pacific Sunwear—include two specialty retailers of women’s fashion and brings the peer group’s median revenue closer to Cato’s projected 2007 revenue.

Survey Data

For both 2006 and 2007, the Committee relied upon Hay Group’s Retail Industry Total Remuneration Survey (“Survey”). The Survey provides compensation data on the broader retail market, covering over 70 organizations and their divisions in 2007. The compensation data utilized from the Survey is selected based upon job content since matches by title may not be available or may not adequately capture considerable variation in levels of responsibility and duties among NEOs other than the CEO.

Competitive Positioning of Named Executive Officers

In 2007, the Committee established target total direct compensation of NEOs between the 50th and 75th percentiles of the appropriate market. Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. The Committee’s upper range of target total direct compensation acknowledges the absence of nonqualified retirement plans (either defined benefit or defined contribution) at Cato.1  Furthermore, unlike many other retail and non-retail companies that utilize full-value awards (e.g., restricted stock), Cato’s LTI equity awards are performance-based and not guaranteed (see“Long-Term Equity Incentives and Ownership Requirements”).

Total direct compensation may fall above or below the range annually depending upon the Company’s financial performance and an NEO’s individual performance, experience in the function and/or tenure with the Company. The CEO is compared to the industry peer group (which offers a compatible title match), while the other NEOs are compared to retail survey matches based upon job content. The introduction of annual equity awards in 2006 has allowed the Committee to employ a more leveraged pay strategy for NEOs than in previous years. The CEO’s base salary in 2007 will comprise approximately 30% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 50% of their target total direct compensation.

Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of Hay Group, reviews the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunity levels within Hay Group’s retail survey. In addition, the Company’s retail peer group proxy data is reviewed as another method of evaluating the CEO’s base salary competitiveness.

[1]	Hay Group’s 2006 Retail Industry Total Remuneration Survey indicates that 57% of retail industry organizations have one or more nonqualified retirement plans.

Based upon individual performance, in 2006 the NEOs received merit increases to their base salaries. The CEO received an increase of $50,000, while merit increases for the other NEOs ranged from $6,000 to $25,000. One NEO received an additional $40,000 increase due to his promotion in 2006 to Executive Vice President, Director of Stores. Base salary represented 35% of the CEO’s total compensation in 2006 (as reported in the Summary Compensation Table), and ranged from 29% to 83% for the five other NEOs.

Annual Cash Incentive Program

Pursuant to the Company’s 2004 Incentive Compensation Plan, as amended, which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated net income relative to a pre-established target.2  NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s net income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated net income targets focuses NEOs on achieving profitability through top-line revenue growth coupled with expense management.

NEOs have the opportunity to earn from 0% to a maximum percentage of their base salaries, with the CEO’s 2006 maximum potential set at 150% and other NEOs set at 60% to 75%. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

For fiscal 2006, the Committee established a consolidated net income growth target of 11% (over 2005 results) whereby NEOs could earn their maximum annual cash incentive opportunity.3  The Company exceeded this target, resulting in annual cash incentives at 100% of the maximum potential. For 2006, the CEO’s cash incentive comprised 53% of his total compensation, and ranged from 0% to 65% for the five other NEOs. The CFO, hired in 2006, was eligible for a 2006 cash incentive based upon the terms of his offer letter (see “Agreement with Thomas Stoltz - Executive Vice President, Chief Financial Officer”).

For fiscal 2007, the Committee has established a consolidated net income target higher than actual fiscal 2006 net income as the performance metric for the cash incentive.

Long-Term Equity Incentives and Ownership Requirements

In early 2006, the Company engaged Hay Group to perform a competitive analysis of its executive compensation program. Hay Group found there had been no broad-based LTI awards since 1999 except for infrequent individual awards associated with new hires and promotions. The absence of LTI awards between 2000 and 2005 meant that NEOs did not, through annual equity awards, fully participate in the stock price appreciation during this period (i.e., over 200% since the last broad-based award).4  This resulted in NEO total direct compensation below the median of comparable positions within the Survey; in some cases, it fell below the 25th percentile. However, the CEO was above the proxy peer group median total direct compensation value primarily due to the larger than normal performance-based annual incentive payout resulting from superior financial performance in 2005.

[2]	The Company’s 2004 Incentive Compensation Plan, as amended, is referred to hereafter as “Plan.”

[3]	The Company historically has established net income annual growth targets of 10% per year.

[4]	Within the 2006 peer group, the Company’s five-year annualized total shareholder return from 2001 through 2005 was between the median and 75th percentile.

Based upon this analysis, the Committee reevaluated its LTI strategy and decided to initiate annual LTI equity awards in May 2006. The Committee decided to use restricted stock with both a performance-vesting requirement and a five-year time-based vesting requirement (assuming the performance target is achieved), with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

To encourage management ownership of Company stock and thus further align their interests with the shareholders, the Committee also established stock ownership requirements for the 2006 LTI awards (i.e., a recipient cannot sell vested restricted stock unless his/her ownership requirement is achieved and maintained). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s 2006 restricted stock ownership requirements vary depending upon position. The CEO must hold Company stock with a fair market value equal to at least 600% of his then base salary and the other NEOs must hold Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vested 2006 restricted stock may be sold to meet tax liabilities associated with vesting. In setting these ownership requirements, the Committee relied upon prevalence data from its outside compensation consultant’s 2005 Executive Compensation Report of the general market. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO already has achieved the ownership requirements.

For the 2006 LTI awards, the performance vesting requirement was net income at or above 2005 net income of $44.8 million, which was 29% higher than 2004 and 17% higher than 2005 planned performance. The Committee believed that the vesting requirement was appropriate since 2005 net income was the second highest in the Company’s history.

LTI award targets in 2006 were expressed as a percent of base salary-140% for the CEO, and ranging from 50% to 70% for the remaining four NEOs. In 2007, LTI target opportunities for the NEOs will be reduced by one-half. The reduction will lower the expense associated with full-value awards, reduce dilution, and conserve the share usage of the Plan.

Under the Plan, in the future the number of restricted shares granted to NEOs and other eligible associates will be determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology smoothes fluctuations in stock price, which could otherwise significantly impact the share calculation. Individual performance, based upon input from the CEO and/or Compensation Committee, can adjust final award payouts up or down.

The Committee believes that the 2006 LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

▪	Incent financial performance to promote share price appreciation through the net income performance hurdle;
▪	Promote retention through the five-year vesting schedule and full-value nature of the equity award;
▪	Promote ownership and long-term capital accumulation with full-value stock awards;
▪	Address the absence of broad-based LTI awards since 1999, and
▪	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

In addition to the 2006 LTI awards with performance-contingent vesting, the Committee also established a consolidated net income target that will determine the size (as a percent of salary) of the May 2007 LTI awards. In other words, the 2007 LTI awards have a performance-contingent granting feature (as opposed to performance-contingent vesting). Performance-contingent granting preserves the tax deductibility of the awards under Section 162(m) of the Internal Revenue Code and eliminates the potential need to reverse expenses that are associated with performance-based vesting in the event a non-market based performance goal is not achieved. The Committee has established a 10% growth target of consolidated net income in 2006. For each 20% reduction in 2006 net income growth (relative to the 2006 goal), the 2007 LTI award will be reduced by 20% of target opportunity.

Stock option grants under the Plan cannot have exercise prices set at less than 100% of fair market value of the Company’s stock on grant date. The Plan defines “fair market value” as the average of the high and low share price on the grant date. The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee shall ratify such awards provided they are consistent with established guidelines. Finally, consistent with the Company’s historical practice, the Committee does not reprice or backdate stock option awards.

The Committee established the 2007 net income goal at its March 2007 meeting so that NEOs will be eligible for performance-based LTI awards in 2008.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan) plus two perquisites limited to select members of management, including NEOs: (1) tax preparation fee reimbursement (ranging from $1,000 to $2,000), and (2) reasonable cash and non-cash compensation (primarily for new hires) related to a necessary job relocation. The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances, nor does it provide nonqualified deferred compensation benefits (e.g., supplemental executive retirement plans).

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate. Nonqualified retirement plans have not been established because the Committee believes NEOs have the opportunity to accumulate capital through annual equity awards.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. The CEO did not receive perquisites in 2006 with a total value equal to or greater than $10,000. One other NEO received an individual perquisite greater than $25,000 associated with relocation.

Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have formal individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2007. No NEO has specific change of control benefits or protection different from any other salaried associate, except three NEOs have severance benefits as outlined in their offer letters (see “Potential Payments Upon Termination or Change in Control” below). Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any other NEO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). For 2006, no portion of compensation paid to the CEO or other NEOs was non-deductible under Section 162(m). The Committee included a performance-based vesting requirement in the 2006 LTI awards, which qualifies the awards as performance-based compensation under Section 162(m). The Committee also established performance-based granting requirements for the 2007 LTI awards.

Impact of Regulatory Requirements on 2006 Compensation

In addition to Section 162(m), the Committee, with the assistance of management, considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Statement of Financial Accounting Standard No.123(R), as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program was to retain and motivate NEOs, not to achieve tax or regulatory advantages.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee selected Hay Group, a global human resource and compensation consulting firm, to be its current independent advisor concerning executive compensation. Additionally, with approval of the Committee, Hay Group interacts directly with senior members of the executive team on job analysis, provision of market data, and program design. Hay Group’s primary contact with management is the Senior Vice President, Human Resources, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide Hay Group with Company data and better understanding of the Company’s pay policies and practices, which will assist Hay Group with its consulting engagements. In 2006, no fees were paid to Hay Group for services other than compensation consulting.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The CEO, Chief Financial Officer and Senior Vice President, Human Resources are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards based upon individual and Company performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 3, 2007.

THE COMPENSATION COMMITTEE:

A. F. (Pete) Sloan, Chair
George S. Currin
James H. Shaw
D. Harding Stowe

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	(3) Stock Awards ($)	Option Awards ($)	(4) Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(5) All Other Compensation ($)	Total ($)

John P. D. Cato	2006	912,500		292,340	-	1,387,500	-	17,461	2,609,801
Chairman, President &
Chief Executive Officer

Thomas W. Stoltz (1)	2006	40,064	90,000	9,517	-	-	-	-	139,581
Executive Vice President
Chief Financial Officer

Reynolds C. Faulkner (2)	2006	192,500	-	-	-	-	-	38,743	231,243
Executive Vice President
Chief Financial Officer

B. Allen Weinstein	2006	518,750		83,526	-	393,750	-	18,289	1,014,315
Executive Vice President
Chief Merchandising Officer

Howard Severson	2006	288,500		33,890	-	187,000	-	16,061	525,451
Executive Vice President
Chief Real Estate & Store
Development Officer

Tim Greer	2006	237,500		29,829	-	187,500	-	14,673	469,502
Executive Vice President
Director of Stores

1)	Mr. Stoltz's date of hire was 12/4/06
2)
Mr. Faulkner's date of hire was 5/11/06 and date of termination was 10/31/06. An award of restricted stock received by Mr. Faulkner during 2006 was forfeited upon termination. See “Potential Payments Upon Termination or Change in Control” below.

3)
The amounts shown in this column represent the current year compensation under FAS123(R) related to the grant of restricted stock of Cato Class A common stock. All grants of restricted stock were made under the 2004 Incentive Compensation Plan. The grants were subject to forfeiture if performance criteria were not met. Upon the performance criteria being met, the grants are subject to a five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends included under FAS 123(R) are included in the amounts shown.

4)	The amounts shown in this column constitute the cash Annual Incentive Bonus made to each Named Executive Officer based on established criteria under the 2004 Incentive Compensation Plan.
5)
The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer's 401(k) accounts, Company contributions to the Named Executive Officer's account under the Company's Employee Stock Ownership Plan (the "ESOP"), amounts imputed to the Named Executive Officer for life insurance coverage under the Company's Group Term Life Insurance program, and amounts reimbursed to the Named Executive Officers under the Company's Tax Preparation Reimbursement Program.

The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company's 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contribution to the ESOP was determined pursuant to the 2006 performance criteria approved by the Compensation Committee under the 2004 Incentive Compensation Plan. The amounts imputed under the Group Term Life plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000. The amounts reimbursed under the Tax Preparation Reimbursement program are based on the actual return preparation cost for each Named Executive Officer up to a pre-determined limit.

Mr. Faulkner's total includes relocation assistance payments and amounts reimbursed to Mr. Faulkner in connection with Mr. Faulkner's relocation to the Company's headquarters. The payments include a relocation allowance of $30,000, reimbursement of duplicate housing costs of $7,200, and reimbursed temporary living expenses associated with Mr. Faulkner's move. The relocation allowance was paid to assist with Mr. Faulkner with the costs of relocation that would not be reimbursed under the Company's relocation policy and was an agreed upon term in Mr. Faulkner's offer of employment.

The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Name	401(k) Matching Contributions ($)	ESOP Contributions ($)	Imputed Group Term Life Insurance Costs ($)	Imputed Tax Preparation Reimbursement ($)	Relocation Assistance ($)	Total Other Compensation ($)

Mr. Cato	7,908	6,005	1,548	2,000		17,461
Mr. Stoltz		-	-	-		-
Mr. Faulkner		-	90	-	38,653	38,743
Mr. Weinstein	7,908	6,005	2,376	2,000		18,289
Mr. Severson	7,908	6,005	1,548	600		16,061
Mr. Greer	7,908	6,005	360	400		14,673

[

2006 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of	Estimated Future Payouts Under Equity Incentive Plan Awards			(3) Grant Date Fair Value of
Name	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units (#)	Threshold (#)	Target (#)	Maximum (#)	Stock and Option Awards ($)

John P. D. Cato	5/1/2006	4/27/2006	$-	-	-		-0-	59,265	59,265	1,356,576
Chairman, President &
Chief Executive Officer

Thomas W. Stoltz (1)	12/4/2006	10/31/2006	$-	-	-	10,000				240,600
Executive Vice President
Chief Financial Officer

Reynolds C. Faulkner (2)	5/15/2006	5/25/2006	$-	-	-	12,500				276,500
Executive Vice President
Chief Financial Officer

B. Allen Weinstein	5/1/2006	4/27/2006	$-	-	-		-0-	16,933	16,933	387,596
Executive Vice President
Chief Merchandising Officer

Howard Severson	5/1/2006	4/27/2006	$-	-	-		-0-	6,870	6,870	157,254
Executive Vice President
Chief Real Estate & Store
Development Officer

Tim Greer	5/1/2006	4/27/2006	$-	-	-		-0-	6,047	6,047	138,416
Executive Vice President
Director of Stores

1)	Mr. Stoltz's date of hire was 12/4/06
2)	Mr. Faulkner's date of hire was 5/11/06 and date of termination was 10/31/06. The 12,500 shares of restricted stock awarded to Mr. Faulkner were forfeited upon termination.
3)
For Messrs. Cato, Weinstein, Severson, and Greer the fair market value computed per FAS 123(R) of the Company’s stock on the grant date of May 1, 2006 as traded on the New York Stock Exchange determined by averaging the high of the day ($23.09) and the low of the day ($22.69). For Mr. Stoltz, the fair market value of the Company’s stock on the grant date of December 4, 2006 as traded on the New York Stock Exchange determined by averaging the high of the day ($24.46) and the low of the day ($23.65). For Mr. Faulkner, the fair market value of the Company’s stock on the grant date of May 15, 2006 as traded on the New York Stock Exchange determined by averaging the high of the day ($22.63) and the low of the day ($21.61).

4)	Actual payments made under the annual incentive compensation plan are shown in the Summary Compensation table.

The awards of restricted stock made to Messrs. Cato, Weinstein, Severson and Greer were subject to a performance criterion of the Company’s 2006 net income meeting or exceeding the Company’s 2005 net income or the grant would be forfeited. The Compensation Committee certified that the performance criterion was reached in a meeting held on March 29, 2007. The awards made to Messrs. Stoltz and Faulkner were not subject to a performance measurement. All awards made during the year were Class A Common Stock. All of the awards shown are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of their base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	(4) Number of Shares or Units of Stock That Have Not Vested (#)	(5) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Not Vested ($)

John P. D. Cato (1)	450,000	-	-	5.50	08/28/07
Chairman, President &	300,000	-	-	8.71	02/26/08
Chief Executive Officer	150,000	-	-	8.48	05/20/09
	150,000	-	-	8.83	08/26/09
						59,265	1,351,835

Thomas W. Stoltz (2)						10,000	228,100
Executive Vice President
Chief Financial Officer

Reynolds C. Faulkner (3)	-	-	-	-		-	-	-	-
Executive Vice President
Chief Financial Officer

B. Allen Weinstein, Chief						16,900	385,489
Executive Vice President
Chief Merchandising Officer

Howard Severson (6)	5,000			8.19	11/01/09
Executive Vice President						6,900	150,696
Chief Real Estate & Store
Development Officer

Tim Greer (7)		3,000		13.47	02/04/12
Executive Vice President		9,000		14.19	02/01/14
Director of Stores						4,800	109,488

1)
Mr. Cato’s options are all exercisable for Class B Common Stock. Mr. Cato holds 1,050,000 options in total of which 450,000 were granted in 1997, 300,000 were granted in 1998 and 300,000 were granted in 1999.

2)	Mr. Stoltz's date of hire was 12/4/06.
3)	Mr. Faulkner's date of hire was 5/11/06 and date of termination was 10/31/06. The 12,500 shares of Class A restricted stock granted to Mr. Faulkner were forfeited upon termination.
4)	All stock awards shown are restricted stock grants and are Class A Common Stock.
5)	The market value of the Company’s stock was $22.81 on the last trading day of the fiscal year, February 2, 2007.
6)	Mr. Severson’s options are all exercisable for Class A Common Stock.
7)
Mr. Greer’s unexercisable options vest ratably over five years on the anniversary of the grant date for each respective award. Therefore, an additional 3,000 options vest (or vested) on each of the following dates: February 1, 2007, February 4, 2007, February 1, 2008 and February 1, 2009.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John P. D. Cato (1)	-	-	150,000	3,352,500
Chairman, President &
Chief Executive Officer

Thomas W. Stoltz
Executive Vice President
Chief Financial Officer

Reynolds C. Faulkner
Executive Vice President
Chief Financial Officer

B. Allen Weinstein, Chief
Executive Vice President
Chief Merchandising Officer

Howard Severson (2)	37,000	612,787
Executive Vice President
Chief Real Estate & Store
Development Officer

Tim Greer (3)	6,000	42,757
Executive Vice President
Director of Stores

1)	Mr. Cato acquired 150,000 shares at a market price of $22.35 on May 20, 2006 upon the vesting of restricted stock award granted on May 20, 2002.
2)
Mr. Severson exercised 5,000 shares on March 24, 2006 with an exercise price of $5.50 and a market price of $24.35. He exercised 3,000 shares on May 17, 2006 with an exercise price of $5.50 and a market price of $23.75. He exercised 4,000 shares on June 15, 2006 with an exercise price of $5.50 and a market price of $22.83. Mr. Severson exercised 10,000 shares on June 21, 2006 with an exercise price of $8.19 and a market price of $23.88. He exercised 5,000 shares on June 23, 2006 with an exercise price of $8.19 and a market price of $24.75. Mr. Severson exercised 5,000 shares on November 22, 2006 with an exercise price of $8.19 and a market price of $24.75. He exercised 5,000 shares on November 24, 2006 with an exercise price of $8.19 and a market price of $24.90.

3)
Mr. Greer exercised 3,000 shares on February 3, 2006 with an exercise price of $14.19 and a market price of $21.25. He exercised 3,000 shares on February 6, 2006 with an exercise price of $13.47 and a market price of $20.66.

DIRECTOR COMPENSATION IN FISCAL YEAR 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert W. Bradshaw, Jr.	44,500	-	-	-	-	-	44,500

George S. Currin	47,500	-	-	-	-	-	47,500

William H. Grigg	42,500	-	-	-	-	-	42,500

Grant L. Hamrick	49,501	-	-	-	-	-	49,501

James H. Shaw	44,000	-	-	-	-	-	44,000

A.F. (Pete) Sloan	53,000	-	-	-	-	-	53,000

D. Harding Stowe	44,500	-	-	-	-	-	44,500

Directors who are not employees of the Company receive a fee for their services of $30,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $3,000 per year. The Committee Chair of the Audit Committee receives an additional $5,000 per year. Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

Potential Payments Upon Termination or Change in Control

Upon any change in control, all unvested restricted stock awards would immediately vest. Therefore, if any change in control had occurred on February 3, 2007, 59,265 shares held by Mr. Cato would have vested with a value of $1,351,835, 10,000 shares held by Mr. Stoltz would have vested with a value of $228,100, 16,900 shares held by Mr. Weinstein would have vested with a value of $385,489, 6,900 shares held by Mr. Severson would have vested with a value of $150,696, and 4,800 shares held by Mr. Greer would have vested with a value of $109,488. Similarly, upon any change in control, any unvested options held immediately become exercisable. Therefore, if any change of control had occurred on February 3, 2007, 3,000 options with a value of $28,020 (market value of $22.81 less exercise price of $13.47) and 9,000 shares with a value of $77,580 (market value of $22.81 less exercise price of $14.19) held by Mr. Greer would have vested and become exercisable immediately.

Agreement with Benjamin A. Weinstein - Executive Vice President, Chief Merchandising Officer

No formal employment or change of control agreements are in effect with Benjamin A. Weinstein. However, an offer letter dated July 30, 1997 provides Mr. Weinstein with 12 months of base salary as severance pay upon his termination without cause. Based upon his 2006 salary, Mr. Weinstein would receive a severance payment of $525,000 over 12 months if he had been terminated without cause on the last day of the previous fiscal year, February 3, 2007.

Agreement with Thomas Stoltz - Executive Vice President, Chief Financial Officer

No formal employment or change of control employment agreements are in effect with Thomas Stoltz. However, an offer letter dated November 1, 2006 sets forth Mr. Stoltz’s employment terms, which includes six months of base salary as severance pay if terminated without cause, provided that he signs a separation and confidentiality agreement. Based upon his 2006 salary, Mr. Stoltz would receive a severance payment of $125,000 over six months if he had been terminated without cause on the last day of the previous fiscal year, February 3, 2007.

Agreement with Reynolds Faulkner - Former Executive Vice President and Chief Financial Officer

Based on an offer letter dated March 21, 2006, Mr. Faulkner became entitled to a severance payment of $350,000 upon his termination of employment on October 31, 2006, upon his execution of a separation and confidentiality agreement.

The Company and Mr. Faulkner currently are negotiating the amount and terms of any payments he may receive from the Company as a result of his termination. The final resolution of the negotiations may result in payments to Mr. Faulkner in excess of, equal to, or less than the severance payment described above. In the event that the Company and Mr. Faulkner enter into a final settlement agreement, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the material terms of that agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and directors and executive officers or their immediate family members have a direct or indirect material interest. Cato’s internal controls require the Chief Financial Officer to review and approve all significant related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its Charter, reviews all significant related-person transactions required to be disclosed.

Related Party Transactions

During fiscal 2006, the Company had 31 lease agreements with entities in which Mr. George S. Currin, a director of the Company, had an ownership interest. One lease agreement was signed in fiscal 1993, three were signed in fiscal 1994, one was signed in fiscal 1995, one was signed in fiscal 1997, four were signed in fiscal 2000, five were signed in fiscal 2002, two were signed in fiscal 2003, three were signed in fiscal 2004, three were signed in fiscal 2005, and eight were signed in fiscal 2006. The lease term of each agreement is for a period ranging from five years to ten years with renewal terms at the option of the Company. The Company believes that the terms and conditions of the lease agreements are comparable to those which could have been obtained from unaffiliated leasing companies. The Company paid to the entities controlled by Mr. Currin or his family the amount of $371,716 for rent and related charges during fiscal 2006. The Company paid to entities in which Mr. Currin or his family has a minority interest the amount of $939,443 for rent and related charges during fiscal 2006.

The firm of Robinson, Bradshaw & Hinson, P. A. was retained to perform certain legal services for the Company during the last fiscal year. Mr. Robert W. Bradshaw, Jr., a director of the Company, was a shareholder of Robinson, Bradshaw & Hinson, P. A. until December 31, 2000 and currently serves of counsel to the firm. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year. Fees paid by the Company to Robinson, Bradshaw & Hinson, P.A. in fiscal 2006 were $138,251.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the year ended February 3, 2007, all Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners were complied with, except that the following reports were not filed timely: one transaction report each for Mr. John Cato and Mr. Stuart Uselton.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for fiscal year ended February 2, 2008. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004, January 29, 2005, January 28, 2006, and February 3, 2007. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal. The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter, a copy of which is available on the Company’s website at www.catocorp.com. The Board of Directors has determined that all members of the Audit Committee possess the required level of financial literacy and are “independent” in accordance with the independence requirements of the NYSE.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended February 3, 2007 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by generally accepted auditing standards and the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended or supplemented. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Independence Standards Board, Standard No. 1 titled “Independence Discussions with Audit Committees” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended February 3, 2007 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members

Grant L. Hamrick, Chair
Robert W. Bradshaw, Jr.
William H. Grigg
A. F. (Pete) Sloan

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended February 3, 2007 and January 28, 2006. The aggregate PricewaterhouseCoopers LLP fees for all professional services rendered for fiscal years ended February 3, 2007 and January 28, 2006 were:

PricewaterhouseCoopers LLP Audit Fees

	Fiscal Year Ended	Fiscal Year Ended
	February 3, 2007	January 28, 2006
Audit Fees (1)	$532,000	$519,600
Audit Related Fees (2)	104,900	67,900
Tax Fees (3)	27,600	27,600
All Other Fees	--	30,800	(4)
	$664,500	$645,900

(1)	Includes $297,000 and $280,000 for audit services under Section 404 of the Sarbanes-Oxley Act of 2002 for the years ended February 3, 2007 and January 28, 2006, respectively.

(2)	Consists of audits of employee benefit plans, subsidiaries, and expenses related thereto.

(3)	Consists of tax compliance and related tax matters.

(4)	Consists of expenses related to review of new systems and controls for the year ended January 28, 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 26, 2007 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A and Class B Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws. Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting (in the case of the Company’s 2008 Annual Meeting of shareholders, no later than February 24, 2008). The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing stockholder, and any material interest of the proposing stockholder in the proposed business.

OTHER MATTERS

The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors

THE CATO CORPORATION

SHAWN E. SMITH
April 24, 2007	Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 24, 2007

CLASS A COMMON STOCK

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3	052407

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	NOMINEES: George S. Currin A.F. (Pete) Sloan D. Harding Stowe	2. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year ending February 2, 2008; and
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND “FOR” ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS A COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Shawn E. Smith, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 24, 2007 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 24, 2007

CLASS B COMMON STOCK

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3	052407

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	NOMINEES: George S. Currin A.F. (Pete) Sloan D. Harding Stowe	2. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year ending February 2, 2008; and
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)		3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND “FOR” ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS B COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Shawn E. Smith, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class B Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 24, 2007 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

(Continued and to be signed on the reverse side.)

14475